CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-151733 of Sun Life Financial, Inc. on Form S-8 of our report dated June 28, 2011, appearing in this Annual Report on Form 11-K of Sun Advantage Savings and Investment Plan for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 28, 2011